UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

 SCYNEXIS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501-C Tricenter Boulevard
Durham, North Carolina 27713
(Address of principal executive offices, including zip code)

(919) 544-8600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 31, 2014, SCYNEXIS, Inc. (“SCYNEXIS”) entered into a multi-year Research Services Agreement with Merial Inc. (“Merial”), effective December 24, 2014, (the “Agreement”) under which SCYNEXIS shall provide Merial with contract research and screening services in the field of animal health on a fee-for-service basis. Any intellectual property created in connection with SCYNEXIS’s performance of the services pursuant to the Agreement shall be the sole property of Merial. Either party may terminate the Agreement in the event of breach of material obligation by the other party if such breach is not remedied after written notice from the non-breaching party. Either party may terminate the Agreement if the other party makes an assignment for the benefit of creditors, becomes subject to bankruptcy proceedings, subject to appointment of a receiver, or admits inability to pay its debts. Further, within six months of any change of control of SCYNEXIS, Merial shall either (i) consent to continue the Agreement pursuant to its terms, (ii) agree to an assignment of the Agreement to a third-party acceptable to Merial, or (iii) the parties shall implement another solution acceptable to Merial, provided, however, if no resolution acceptable to Merial has been implemented within six months of the change of control, Merial may terminate the Agreement immediately. Finally, if Merial believes in good faith that SCYNEXIS has acted in any way that may subject Merial to liability under anti-corruption laws, Merial may unilaterally terminate the Agreement. Upon termination or expiration of the Agreement for any reason, upon Merial’s request, SCYNEXIS must transfer all intellectual property developed under the Agreement to Merial. Merial shall indemnify SCYNEXIS for any losses, other than those as a result of SCYNEXIS’s negligence or willful misconduct, arising from (i) any breach of any representation or warranty, (ii) claims of infringement of any intellectual property relating to the performance of the services under the Agreement, or (iii) the manufacture, use, sale, marketing or distribution of any subject compounds by Merial. SCYNEXIS shall indemnify Merial for any losses, other than those as a result of Merial’s negligence or willful misconduct, arising from (i) any breach of any representation or warranty or (ii) SCYNEXIS’s gross negligence or omissions or willful misconduct in connection with the performance of the services under the Agreement. The foregoing summary is not complete and is qualified in its entirety by reference to the Agreement which will be filed as an exhibit with the SCYNEXIS Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Dated: January 7, 2015	By:	/s/ Charles F. Osborne, Jr.
Charles F. Osborne, Jr.
Chief Financial Officer